DEFERRAL ELECTION FORM
FY2016 ANNUAL LONG TERM INCENTIVE AWARD

Name (Last, First, Middle Initial)	Employee Number

You may use this form to

•	Indicate whether you wish to defer your annual restricted stock unit grant under the 2000 Stock Incentive Plan as further described below.

•	Designate the settlement timing of your deferred annual restricted stock unit grant that vests.

PLEASE REMEMBER THAT ONCE YOU MAKE AN ELECTION
TO DEFER A RESTRICTED STOCK UNIT GRANT,
YOU CANNOT REVOKE THAT ELECTION

DEFERRAL ELECTION Please select if you wish to defer your annual restricted stock unit award

☐
I elect to defer the settlement of my annual restricted stock unit award for the 2016 fiscal year, if any, that is granted pursuant to the 2000 Stock Incentive Plan, as amended, or any successor plan thereto (the “Plan”), which is anticipated to be awarded in or about [Insert Applicable Year]. Such award, if any, is subject to approval by the Compensation Committee and all applicable terms and conditions of such award. This election does not apply to other awards that may be granted under the Plan.

SETTLEMENT DATE OF DEFERRED AWARD* Please indicate settlement timing for your deferred annual restricted stock unit award

DEFAULT ELECTION
Unless another election is made below, I elect to defer the settlement of any vested restricted stock unit award covered by this Election to the earlier of:
   (i) my Separation of Service (as defined in Section 409A of the Internal Revenue Code); or
   (ii) a Change of Control (as defined in the Plan), provided such event is also a “change in control” event (as defined in
   Section 409A of the Internal Revenue Code and payable
   within 74 days thereafter).

-- OR --

☐	Date Specific (subject to earlier settlement upon Separation from Service)
I elect to defer the settlement of any vested restricted stock unit awards covered by this Election to the earlier of:
   (i) my Separation from Service;
   (ii) a Change of Control (as defined in the Plan), provided such event is also a “change in control” event (as defined in
   Section 409A of the Internal Revenue Code and payable
   within 74 days thereafter; or
   (ii) the first business day of 20___ (designated year must be at least 5 years after the year that award is granted).

* Restricted stock unit awards will be settled in shares of the Company’s Class A common stock or as otherwise provided for in the Plan and the applicable award agreement.

The settlement of any deferred annual restricted stock unit grant upon Separation from Service will be made on the first business day following the six-month anniversary of such Separation from Service or, if later in the same calendar year of such anniversary, when the Compensation Committee of the Board certifies that the applicable performance goal(s) have been met.

I understand:

•
To the extent I do not elect to defer the settlement of my restricted stock unit grant, the restricted stock unit grant will be automatically settled in shares of the Company’s Class A common stock following the vesting of the restricted stock unit grant, as more fully set forth in the award agreement under which such restricted stock units were granted (“Award Agreement”). Any vested deferred restricted stock unit grant will be settled in shares of the Company’s Class A common stock (except as set forth in the Award Agreement) as elected by me above.

•
The receipt of shares of the Company’s Class A common stock pursuant to any restricted stock unit award will be taxed as ordinary income to me based on the value of the shares on the date the stock unit award is settled and I receive shares of the Company’s common stock. This is true whether or not I elect to defer settlement of my restricted stock units. However, employment taxes with respect to my deferred Restricted Stock Units will generally be due upon vesting of my award.

•	Except as otherwise determined by the Company in its sole discretion, applicable withholding taxes with respect to all vested shares shall be collected through an automatic share withholding method.

•	The restricted stock unit award shall be subject to all of the terms and conditions set forth in the Plan and any applicable award agreement approved by the Company.

•
The settlement of my restricted stock unit award that vests is unfunded and unsecured; as such, my right to future settlement is limited to that of a general unsecured creditor of the Company. This is true whether or not I elect to defer settlement of my restricted stock units.

•	I have consulted with, or had the opportunity to consult with, my tax and/or financial advisor regarding this deferral election.

ACKNOWLEDGED AND AGREED:

Signature of Participant	Date